UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 18, 2018
(Date of earliest event reported)
Qorvo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36801	46-5288992
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)

7628 Thorndike Road, Greensboro, North Carolina 27409-9421
(Address of principal executive offices)
(Zip Code)

(336) 664-1233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2018, Qorvo, Inc. (the “Company”) announced the appointment of Paul J. Fego, age 61, as Corporate Vice President, Global Operations of the Company, effective July 30, 2018.

From January 2005 through August 2017, Mr. Fego served as Vice President and Manager, Worldwide Manufacturing Technology & Manufacturing Group of Texas Instruments, a leading global semiconductor and technology company, where he managed all of its wafer fabrication, assembly and test operations in nine countries. Previously, Mr. Fego served in several positions of increasing responsibility at Photronics, Inc., a global leader in photomask solutions for companies that manufacture semiconductors, flat panel displays and other electronic components, most recently as President and Chief Operating Officer from March 2002 to January 2005.  Prior to joining Photronics to become its Chief Operating Officer in 1996, Mr. Fego served as Operations Director at ST Microelectronics Inc. from September 1989 to November 1996 with responsibility for operations at its Carrollton, Texas manufacturing facility. Prior to joining ST Microelectronics, Mr. Fego served in various positions with Texas Instruments from 1980 to 1989, most recently as Manufacturing Manager.

In connection with Mr. Fego’s appointment, the Compensation Committee of the Company’s Board of Directors approved the following compensation elements: (i) an annual base salary of $445,000; (ii) a target short-term incentive opportunity of 75% of base salary under the Company’s Short-Term Incentive Plan; (iii) a performance-based restricted stock unit (“RSU”) award contingent upon the Company’s achievement of Company performance objectives approved by the Compensation Committee and service conditions, with a target award of 7,480 RSUs and a maximum award of 11,220 RSUs; and (iv) an up-front service-based RSU award with a grant date value of $1,300,000, vesting in increments of 25% per year over four years. The applicable performance criteria and other details regarding the performance-based RSU award are described in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on May 15, 2018. The Company and Mr. Fego also expect to enter into a Change in Control Agreement, the form of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 10, 2015.

Item 8.01. Other Events.

On June 18, 2018, the Company issued a press release announcing Mr. Fego’s appointment as the Company’s Corporate Vice President, Global Operations. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated June 18, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Qorvo, Inc.

By:	/s/ Mark J. Murphy
Mark J. Murphy
Chief Financial Officer

Date:    June 18, 2018